EXHIBIT 5
OPINION OF STOLL,  KEENON & PARK, LLP
AS TO THE VALIDITY OF THE SHARES OF FARMERS CAPITAL BANK
CORPORATION COMMON STOCK BEING REGISTERED


                                 June 24, 2004

Farmers Capital Bank Corporation
P.O. Box 309
202 W. Main St.
Frankfort, KY  40602

Re: 50,000 Shares of Common Stock, $.125 Par Value Per Share, of Farmers Capital Bank Corporation ("Company")


Ladies and Gentlemen:

     The undersigned has participated in the preparation of a registration statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission in respect to up to 50,000 shares of the Company's common stock, $.125 par value per share ("Common Stock"), which can be issued by the Company pursuant to the Farmers Capital Bank Corporation Employee Stock Purchase Plan (the "Plan").

     For purposes of rendering the opinions expressed herein, the undersigned has examined the Company's articles of incorporation and all amendments thereto; the Company's bylaws and all amendments thereto; the Plan and such of the Company's corporate records as the undersigned has deemed necessary and material to rendering the undersigned's opinion. The undersigned has relied upon certificates of public officials and representations of the Company's officials, and has assumed that all documents examined by the undersigned as originals are authentic, that all documents submitted to the undersigned as photocopies are exact duplicates of original documents and that all signatures on all documents are genuine.

     Based upon and subject to the foregoing and subsequent assumptions, qualifications and exceptions, it is the undersigned's opinion that:

     1. The Company is a duly organized corporation in good standing under the laws of the Commonwealth of Kentucky and has all requisite power and authority to issue, sell and deliver the subject securities, and to carry on its business and own its property as now conducted.

     2. The shares of Common Stock to be issued by the Company in accordance with the terms set forth in the Registration Statement have been duly authorized and, when (a) the pertinent provisions of the Securities Act of 1933 and such "blue sky" and securities law provisions as may be applicable have been complied with and (b) such shares have been duly delivered to Plan participants as contemplated by the Registration Statement, such shares of Common Stock will be legally issued, fully paid and nonassessable.

The  opinions  expressed  above  are  limited  by  the  following   assumptions,
qualifications and exceptions:

     a. The undersigned is licensed to practice law only in the Commonwealth of Kentucky and expresses no opinion with respect to the effect of any laws other than those of the Commonwealth of Kentucky and of the United States of America;

     b. The opinions stated herein are based upon statutes, regulations, rules, court decisions and other authorities existing and effective as of the date of this opinion, and the undersigned undertakes no responsibility to update or supplement said opinion in the event of or in response to any subsequent changes in the law or said authorities, or upon the occurrence after the date hereof of events or circumstances that, if occurring prior to the date hereof, might have resulted in different opinions; and

     c. These opinions are limited to the legal matters expressly set forth herein, and no opinion is to be implied or inferred beyond the legal matters expressly so addressed.

The undersigned hereby consents to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement as well as all state regulatory bodies and jurisdictions where qualification is sought for the sale of the subject securities.

                                                    Very truly yours,

                                                    Stoll, Keenon & Park, LLP


                                                By: /s/ J. DAVID SMITH, JR.
                                                    ----------------------------
                                                    J. David Smith, Jr., Partner

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